Exhibit 10.22

COLLATERAL AGREEMENT (SECOND LIEN)

dated and effective as of

October 6, 2017,

by and among

VICI PROPERTIES 1 LLC,

VICI FC INC.,

each Subsidiary Party party hereto

and

UMB Bank, National Association,

as Collateral Agent

THIS COLLATERAL AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE SECOND LIEN INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH AMONG WILMINGTON TRUST, NATIONAL ASSOCIATION, AS THE ADMINISTRATIVE AGENT UNDER THE CREDIT AGREEMENT, UMB BANK, NATIONAL ASSOCIATION, AS INITIAL OTHER FIRST PRIORITY LIEN OBLIGATIONS AGENT, AND UMB BANK, NATIONAL ASSOCIATION, AS TRUSTEE, AS SET FORTH MORE FULLY IN SECTION 5.17 HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE SECOND LIEN INTERCREDITOR AGREEMENT.

TABLE OF CONTENTS

ARTICLE I.

Definitions

SECTION 1.01. Notes Indenture	1
SECTION 1.02. Other Defined Terms	2
ARTICLE II.

Pledge of Securities

SECTION 2.01. Pledge	11
SECTION 2.02. Delivery of the Pledged Collateral	12
SECTION 2.03. Representations, Warranties and Covenants	13
SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests	15
SECTION 2.05. Registration in Nominee Name; Denominations	15
SECTION 2.06. Voting Rights; Dividends and Interest, etc.	16

ARTICLE III.

Security Interests in Personal Property

SECTION 3.01. Security Interest	18
SECTION 3.02. Representations and Warranties	20
SECTION 3.03. Covenants	22
SECTION 3.04. Other Actions	25
SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral	26

i

Schedules

Schedule I	Subsidiary Parties
Schedule II	Commercial Tort Claims
Schedule III	Pledged Stock; Pledged Debt Securities
Schedule IV	Intellectual Property
Schedule V	Deposit Accounts
Schedule VI	Mortgaged Vessels

ii

Exhibits

Exhibit I	Form of Supplement to the Collateral Agreement (Second Lien)
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Other Second Lien Secured Party Consent
Exhibit IV	Form of Intellectual Property Security Agreement

iii

COLLATERAL AGREEMENT (SECOND LIEN) dated and effective as of October 6, 2017 (this “Agreement”), by and among VICI Properties 1 LLC, a Delaware limited liability company (“VICI Properties”), VICI FC Inc., a Delaware corporation (“Finco”, and collectively with VICI Properties, the “Issuers”), each Restricted Subsidiary of the Issuers listed on Schedule I hereto and each Subsidiary of the Issuers that becomes a party hereto (each, a “Subsidiary Party”) and UMB Bank, National Association, as Collateral Agent (together with its successors and assigns in such capacity, the “Agent”) for the Secured Parties (as defined below).

Reference is made to (i) the Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Notes Indenture”), among the Issuers, UMB Bank, National Association, as trustee (together with its successors and assigns in such capacity, the “Notes Trustee”), and the subsidiary guarantors party thereto, and (ii) the Second Lien Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Intercreditor Agreement”), by and among Wilmington Trust, National Association, as Credit Agreement Agent (as defined therein), UMB Bank, National Association, as Initial Other First Priority Lien Obligations Agent (as defined therein), UMB Bank, National Association, as Trustee (as defined therein), and the other parties party thereto.

The holders of the Second Lien Notes have agreed to hold the Second Lien Notes subject to the terms and conditions set forth in the Notes Indenture, and the Issuers have agreed to issue the Second Lien Notes subject to the terms and conditions set forth in the Notes Indenture. The obligations of the holders of the Second Lien Notes under the Notes Indenture are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties will derive substantial benefits from the issuance of the Second Lien Notes under the Notes Indenture.

The Subsidiary Parties are willing to execute and deliver this Agreement in accordance with the Plan of Reorganization and pursuant to such Plan of Reorganization the holders of the Second Lien Notes have agreed to hold the Second Lien Notes. The Subsidiary Parties are willing to execute and deliver this Agreement in order to induce the holders of any Other Second Lien Obligations to make extensions of credit under the applicable Other Second Lien Agreements, as applicable. Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. Notes Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Notes Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement or the Notes Indenture have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC. If the First Lien Termination Date (as defined below) has occurred, a reference in this Agreement to the First Lien Agent shall, unless the context requires otherwise, be construed as a reference to the Agent and this agreement shall be interpreted accordingly.

(b) The rules of construction specified in Section 1.04 of the Notes Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Authorized Representative” with respect to any Other Second Lien Obligations means the agent or trustee under the agreement pursuant to which such Other Second Lien Obligations are issued or incurred.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Collateral” means Article 9 Collateral and Pledged Collateral; provided that notwithstanding anything herein to the contrary, “Collateral” shall not include any Excluded Securities or any Excluded Property.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyrights now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Copyright License”, any third party licensor): (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule IV.

“Credit Agreement” has the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the New York UCC as in effect on the date hereof.

“Discharge of Senior Lender Claims” has the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Event of Default” means an “Event of Default” under and as defined in the Notes Indenture or any Other Second Lien Agreement.

“Excluded Leasehold Interests” has the meaning assigned to such term in the definition of “Excluded Property”.

“Excluded Property” means (i) any Real Property other than those securing the Senior Lender Claims so long as such Senior Lender Claims continue to be secured thereby, (ii) (A) any Real Property held by a Pledgor as a lessee under a lease (x) for which the applicable Pledgor pays rent of less than $10,000,000 per year; provided that the aggregate Fair Market Value of such Real Property that constitutes Excluded Property shall not exceed $30,000,000 in the aggregate per year or (y) if such lease prohibits the grant of a Mortgage on such Real Property and such Pledgor fails to obtain the consent of the landlord therefor after use of commercially reasonable efforts to obtain such consent (collectively, “Excluded Leasehold Interests”), (B) any Vessel held by a Pledgor as a lessee under a lease and (C) Owned Real Property (as defined in the Credit Agreement) or owned Vessels, in each case, with a Fair Market Value of less than $10,000,000 individually; provided that (x) the aggregate Fair Market Value of Owned Real Property that constitutes Excluded Property shall not exceed $30,000,000 in the aggregate and (y) the aggregate Fair Market Value of owned Vessels that constitute Excluded Property shall not exceed $30,000,000 in the aggregate, (iii) motor vehicles and other assets subject to certificates of title and letter of credit rights (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1), and commercial tort claims with a value of less than $10,000,000 individually; provided that the amount of commercial tort claims that constitute Excluded Property shall not exceed $30,000,000 in the aggregate, (iv) pledges and security interests prohibited by applicable law, rule, regulation (including any Gaming Law) or enforceable contractual obligation binding on the assets (x) that existed at the time of the acquisition thereof and was not created or made in contemplation or in connection with the acquisition of such assets (except in the case of assets (A) owned on the Issue Date or (B) acquired after the Issue Date with Indebtedness of the type permitted pursuant to clauses (b)(iv) or (b)(xxi) of Section 4.03 of the Notes Indenture that is secured by a Permitted Lien) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code of any applicable jurisdiction) or (y) with regard to which contract such counterparty thereto requires such prohibition as a condition to entering into such contract and such contract has been entered into in the ordinary course of business and such restriction is consistent with industry custom and consent has been requested and not received, in each case only so long as such pledge and security interest would violate any such law, rule, regulation or enforceable contractual obligation), (v) assets to the extent a security interest in such assets could reasonably be expected to result in adverse tax consequences (other than a de minimis tax consequence) (as determined in good faith by the Issuers), (vi) those assets as to which the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) and the Issuers reasonably agree that the costs or other consequence of obtaining or perfecting such a security interest or perfection thereof are excessive in relation to the value of the security to be afforded thereby, (vii) any lease, license or other agreement to the extent that a grant of a security interest therein would, without the consent of the counterparty, violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than any Pledgor) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, except in the case of a lease in respect of a Capitalized Lease Obligation or property subject to a Lien permitted pursuant to clauses (5), (6) and (20) of the definition of Permitted Liens and the applicable anti-assignment provision of Article 9 of the Uniform Commercial Code, (viii) any governmental licenses (including gaming licenses) or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (ix) pending United States “intent-to-use” trademark applications for which a verified statement of use or an amendment to allege use has not been filed with and accepted by the United States Patent and Trademark Office, (x) other customary exclusions under applicable local law or in applicable local jurisdictions set forth in the Security Documents, (xi) any Excluded Securities, (xii) Excluded Accounts, (xiii) any asset at any time the Credit Agreement is outstanding that is not then subject to a Lien securing the Senior Lender Claims under the Credit Agreement at such time and (xiv) for the avoidance of doubt, any assets owned by, or the Equity Interests of, any Qualified Non-Recourse Subsidiary or any other asset securing any Qualified Non-Recourse Debt or Project Financing (which shall in no event constitute Collateral hereunder, nor shall any Qualified Non-Recourse Subsidiary be a Pledgor hereunder); provided, that the Issuers may in their sole discretion elect to exclude any property from the definition of Excluded Property. Notwithstanding anything to the contrary in this Agreement, the Notes Indenture, or any other Notes Indenture Document, (i) no foreign law governed security documents shall be required, (ii) Liens required to be granted from time to time pursuant to the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents, and (iii) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the Fair Market Value of such Mortgaged Property (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent)).

“Excluded Securities” shall mean any of the following:

(a) in the case of any pledge of voting Equity Interests of any Foreign Subsidiary or FSHCO (in each case, that is owned directly by a Pledgor) to secure the Secured Obligations, any voting Equity Interest of such Foreign Subsidiary or FSHCO in excess of 65% of the outstanding Equity Interests of such class;

(b) any Equity Interests or Indebtedness to the extent and for so long as the pledge thereof would be prohibited by any Requirement of Law (including any Gaming Laws);

(c) any Equity Interests of any Person that is not a Wholly-Owned Restricted Subsidiary to the extent (A) that a pledge thereof to secure the Secured Obligations is prohibited by any contractual obligation with an unaffiliated third party other than, in this subclause (A), non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code, (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Pledgor or a Wholly Owned Restricted Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate any Issuer or any Subsidiary to obtain any such consent) and for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Secured Obligations would give any other party (other than a Pledgor or a Wholly Owned Restricted Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirement of Law);

(d) any Equity Interests of any Immaterial Subsidiary (as defined in the Credit Agreement), any Unrestricted Subsidiary (which, for the avoidance of doubt, includes CPLV HoldCo and any Subsidiary thereof) and any Qualified Non-Recourse Subsidiary;

(e) any Equity Interests of any Subsidiary of, or other Equity Interests owned by, a Foreign Subsidiary;

(f) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests could reasonably be expected to result in adverse tax, regulatory or accounting consequences to any Issuer or any Subsidiary as reasonably determined in good faith by the Issuers;

(g) any margin stock; and

(h) any Equity Interest or Indebtedness at any time the Credit Agreement is outstanding that is not then subject to a Lien securing the Senior Lender Claims under the Credit Agreement at such time.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“First Lien Agent” means the “First Priority Designated Agent” as such term is defined in the Second Lien Intercreditor Agreement.

“First Lien Termination Date” means, subject to Section 5.7 of the Second Lien Intercreditor Agreement, the date on which the Discharge of Senior Lender Claims occurs; provided that if, at any time after the First Lien Termination Date, the Discharge of Senior Lender Claims is deemed not to have occurred pursuant to Section 5.7 of the Second Lien Intercreditor Agreement, the First Lien Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of incurrence and designation of any new Senior Lender Claims as a result of the occurrence of such first Discharge of Senior Lender Claims).

“FSHCO” shall mean any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

“Gaming Authorities” means, in any jurisdiction in which any Issuer or any of its subsidiaries owns Real Property at which any casino, gaming business or activities are conducted, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after the date hereof have, jurisdiction over the gaming activities at the property or any successor to such authority or (b) is, or may at any time after the date hereof be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treaties, laws, rates, regulations and orders and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino or gaming business or activities of any Issuer or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases (including the Master Lease to the extent a Grantor is a party thereto), whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Indemnitee” has the meaning assigned to such term in Section 5.06(b).

“Intellectual Property” means all intellectual and similar property of every kind and nature arising under the laws of the United States or any other country now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Intellectual Property Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how, or other data or information and all related documentation.

“Intellectual Property Licenses” means, collectively, Patent Licenses, Copyright Licenses, and Trademark Licenses.

“IP Security Agreement” means those certain intellectual property security agreements executed in connection with this Agreement, as the same may be from time to time modified, amended, restated, supplemented, replaced or extended substantially in the form attached to this Collateral Agreement as Exhibit IV.

“Issue Date” shall mean October 6, 2017.

“Issuers” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Liquor Authorities” means, in any jurisdiction in which any Issuer or any of its subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws” means the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by any Issuer or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

“Mortgaged Properties” means the Real Properties owned or leased by any Issuer or any other Pledgor encumbered by one or more Mortgages to secure the Secured Obligations.

“Mortgaged Vessels” means the Vessels owned or leased by any Issuer or any other Pledgor encumbered by one or more Mortgages to secure the Secured Obligations.

“Mortgages” means, collectively, the second lien mortgages, trust deeds, deeds of trust, deeds to secure debt, assignment of leases and rents, and other security documents delivered from time to time with respect to Mortgaged Properties to secure the Secured Obligations, as amended, supplemented or otherwise modified from time to time.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Notes Indenture Documents” means (a) the Notes Indenture, the Second Lien Notes, the Notes Indenture Guarantees, this Agreement and the other Security Documents in respect of the Second Lien Notes and (b) any other related documents or instruments executed and delivered pursuant to the Notes Indenture or any such Security Document, in each case, as such documents or instruments may be amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness (as defined therein) under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case, to the extent any such refinancing, replacement or other restructuring is designated by the Issuers to be included in the definition of “Notes Indenture Documents”.

“Notes Indenture Guarantees” means the “Note Guarantee” as defined in the Notes Indenture.

“Notes Obligations” means (a) the due and punctual payment by the Issuers of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable as a claim in such proceeding) on indebtedness under the Second Lien Notes and the Notes Indenture, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Issuers to any Secured Party under any of the Notes Indenture Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable as a claim in such proceeding), (b) the due and punctual performance of all other obligations of the Issuers under or pursuant to any Notes Indenture Document, and (c) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to any Notes Indenture Document.

“Notes Trustee” has the meaning assigned to such term in the preliminary statement of this Agreement.

“NVDC” shall mean the United States Coast Guard’s National Vessel Documentation Center or any successor entity.

“Other Second Lien Agreement” means any indenture, credit agreement or other agreement, document or instrument, pursuant to which any Pledgor has or will incur Other Second Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Other Second Lien Obligations pursuant to and in accordance with Section 5.20.

“Other Second Lien Obligations” means (a) the due and punctual payment by the Issuers of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on Indebtedness under any Other Second Lien Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Issuers to any Secured Party under any Other Second Lien Agreement, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Issuers under or pursuant to any Other Second Lien Agreement and (c) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to any Other Second Lien Agreement, in each case, that have been designated as Other Second Lien Obligations pursuant to and in accordance with Section 5.20. For the avoidance of doubt, Other Second Lien Obligations shall not include the Notes Obligations.

“Other Second Lien Secured Parties” means, collectively, the holders of Other Second Lien Obligations and any Authorized Representative with respect thereto.

“Other Second Lien Secured Party Consent” means a consent substantially in the form of Exhibit III to this Agreement executed by the Authorized Representative of any holders of Other Second Lien Obligations pursuant to Section 5.20.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party, and all rights of any Pledgor under such agreement (including any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Patent License”, any third party licensor): (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an officer of the Company.

“Permitted Liens” means Liens that are not prohibited by Section 4.12 of the Notes Indenture.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Mortgaged Vessels” has the meaning given to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Pledgor” means (i) with respect to the Notes Obligations, the Issuer and each Subsidiary Party and (ii) with respect to any other Series of Other Second Lien Obligations, the Issuers and each Subsidiary Party, excluding any of the foregoing if such Person or Persons are not intended to provide collateral with respect to such Series pursuant to the terms of the Other Second Lien Agreement governing such Series.

“Real Property” means, collectively, all right, title and interest (including, without limitation, any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Issuer or any other Pledgor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements situated, placed or constructed upon, or fixed to or incorporated into, or which becomes a component part of, or which is permanently moored to, such real property, and appurtenant fixtures incidental to the ownership or lease thereof.

“Regulation S-X Excluded Collateral” has the meaning assigned to such term in Section 2.01.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject (including any Gaming Laws).

“Rule 3-10” has the meaning assigned to such term in Section 2.01.

“Rule 3-16” has the meaning assigned to such term in Section 2.01.

“Second Lien Notes” means the “Notes” as defined in the Notes Indenture.

“Secured Obligations” means, collectively, the Notes Obligations and any Other Second Lien Obligations, or any of the foregoing.

“Secured Parties” means the Persons holding any Secured Obligations and in any event including (i) the Notes Trustee, the Agent and all holders of Second Lien Notes and (ii) all Other Second Lien Secured Parties.

“Security Documents” has the meaning assigned to such term in the Notes Indenture and any analogous term in any Other Second Lien Agreement (but, with respect to the Secured Obligations of any Series, the term Security Documents shall not include any document which by its terms is solely for the benefit of the holders of one or more other Series of Secured Obligations and not such Series of Secured Obligations).

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Senior Lender Claims” has the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Senior Lender Documents” has the meaning assigned to such term in the Second Lien Intercreditor Agreement.

“Series” means (a) with respect to the Secured Parties, each of (i) the Notes Trustee and all holders of Second Lien Notes (in their capacities as such) and (ii) the Other Second Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other Second Lien Secured Parties) and (b) with respect to any Secured Obligations, each of (i) the Notes Obligations and (ii) the Other Second Lien Obligations incurred pursuant to any Other Second Lien Agreement, which pursuant to any Other Second Lien Secured Party Consent, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other Second Lien Obligations).

“Subsidiary Party” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark, now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Trademark License”, any third party licensor): (a) all trademarks, service marks, corporate names, company names, business names, trade styles, fictitious business names, trade dress, logos, and other source or business identifiers, designs and General Intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule IV and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II.

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby pledges to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under the following:

(a) the Equity Interests directly owned by it (which such Equity Interests constituting Pledged Stock on the date hereof shall be listed on Schedule III) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”);

(b) (i) the debt securities currently issued to or held by any Pledgor (which such debt securities constituting Pledged Debt Securities shall be listed on Schedule III), (ii) any debt securities in the future issued to or held by such Pledgor and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”);

(c) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above;

(d) subject to Section 2.06, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and

(e) all proceeds (excluding any proceeds that constitute Excluded Property) of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the “Pledged Collateral”).”

provided that notwithstanding anything to the contrary in this Section 2.01, the Pledged Collateral shall not include any Excluded Property.

In addition, in the event that Rule 3-10 (“Rule 3-10”) or Rule 3-16 (“Rule 3-16”) of Regulation S-X under the Securities Act of 1933, as amended, as amended, modified or interpreted by the Securities Exchange Commission (“SEC”), would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Issuer or any Subsidiary of an Issuer due to the fact that such Person’s Equity Interests secure any Series of Secured Obligations affected thereby then the Equity Interests of such Person (the “Regulation S-X Excluded Collateral”) will automatically be deemed not to be part of the Collateral securing such Series of Secured Obligations affected thereby, but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to evidence the release of the Lien on the Regulation S-X Excluded Collateral in favor of the Agent with respect only to the relevant Series of Secured Obligations. In the event that Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Regulation S-X Excluded Collateral to secure the Secured Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Person, then the Equity Interests of such Person will automatically be deemed to be a part of the Collateral for the relevant Series of Secured Obligations. In the event that Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to prohibit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would prohibit) any Regulation S-X Excluded Collateral that is then securing the Secured Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Person, then the Equity Interests of such Person will automatically be deemed to be excluded from the Collateral for the relevant Series of Secured Obligations. To the extent any proceeds of any collection or sale of Equity Interests deemed by this paragraph to no longer constitute part of the Collateral for the relevant Series of Secured Obligations are to be applied by the Agent in accordance with Section 4.02 hereof, such proceeds shall, notwithstanding the terms of Section 4.02 and the Second Lien Intercreditor Agreement, not be applied to the payment of such Series of Secured Obligations.

SECTION 2.02. Delivery of the Pledged Collateral.

(a) Subject to the provisions of Section 5.17, each Pledgor agrees promptly (and in any event within 45 days after the acquisition (or such longer time as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) shall permit in its reasonable discretion)) to deliver or cause to be delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests in Subsidiaries or (ii) in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.

(b) Each Pledgor will cause any Indebtedness for borrowed money constituting Collateral (i) having, in each case, an aggregate principal amount in excess of $10,000,000 individually or (ii) payable by the Issuers or any Restricted Subsidiary (other than to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any Person to be evidenced by a duly executed promissory note and pledged and delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), for the benefit of the Secured Parties, pursuant to the terms hereof; provided that the aggregate principal amount of Indebtedness for borrowed money constituting Collateral that is not evidenced by a promissory note and pledged and delivered to the First Lien Agent or Agent, in each case, shall not exceed $30,000,000 in the aggregate for all Pledgors. Following the First Lien Termination Date, to the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), to immediately demand payment thereunder upon an Event of Default specified under Section 6.01(a), (b), (d), (e) or (f) of the Notes Indenture or under any equivalent provision of any Other Second Lien Agreement, unless such demand would expose such Pledgor to liability to the maker (to the extent applicable).

(c) Subject to the provisions of Section 5.18, upon delivery to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer in form reasonably satisfactory to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) and by such other instruments and documents as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule III (or a supplement to Schedule III, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants . The Pledgors, jointly and severally, represent, warrant and covenant to and with the Agent, for the benefit of the Secured Parties, after giving effect to the entry of the Confirmation Order and the effectiveness of the Plan of Reorganization, that:

(a) Schedule III correctly sets forth (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of an Issuer, correctly sets forth, to the knowledge of the relevant Pledgor) the percentage of the issued and outstanding shares of each class of the Equity

Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged hereunder or (ii) delivered pursuant to Section 2.02(b) (to the extent applicable);

(b) the Pledged Stock, to the best of each Pledgor’s knowledge, as of the date hereof, have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(c) except for the security interests securing Senior Lender Claims, each Pledgor (i) is and, subject to any transfers made not in violation of the Notes Indenture and each Other Second Lien Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction not prohibited by the Notes Indenture and each Other Second Lien Agreement and other than Permitted Liens, and (iv) subject to the rights of such Pledgor under the Notes Indenture Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons;

(d) other than as permitted by the Notes Indenture or in any Other Second Lien Agreement (including in each case Permitted Liens and permitted asset sales), and except for restrictions and limitations imposed by the Notes Indenture Documents, Gaming Laws, or applicable laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder other than under applicable Gaming Laws;

(e) each Pledgor has the organizational power and authority to pledge the Pledged Collateral pledged by it hereunder;

(f) other than as set forth in the Notes Indenture or in the Senior Lender Documents or, after the termination of the Notes Indenture, the Senior Lender Documents and the Second Lien Intercreditor Agreement, in any Other Second Lien Agreement and as required under Gaming Laws, as of the date hereof, no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than (i) such consent or approval the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (ii) such as have been made or obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement and the Second Lien Intercreditor Agreement, when any Pledged Securities are delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), for the benefit of the Secured Parties, in accordance with this Agreement and the Second Lien Intercreditor

Agreement and a financing statement naming the Agent as the secured party and covering the Pledged Collateral to which such Pledged Securities relate is filed in the appropriate filing office pursuant to Section 3.02(b), the Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the applicable Uniform Commercial Code, subject only to Permitted Liens, as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the applicable Uniform Commercial Code; and

(h) subject to Section 5.17, the pledge effected hereby is effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable (subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) security interest in the Pledged Collateral as set forth herein.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests.

(a) Each interest in any limited liability company or limited partnership Controlled by any Pledgor, pledged hereunder and represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC, and each such interest shall at all times hereafter be represented by a certificate so long as it is a “security” within the meaning of Article 8 of the New York UCC.

(b) Each interest in any limited liability company or limited partnership Controlled by a Pledgor, pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the New York UCC (or other applicable Uniform Commercial Code in effect in another jurisdiction), and the Pledgors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless the applicable Pledgor promptly provides prior notification to the Agent of such election and promptly delivers any such certificate to the First Lien Agent (or if the Termination Date has occurred, the Agent) pursuant to the terms hereof.

SECTION 2.05. Registration in Nominee Name; Denominations. Subject to the Second Lien Intercreditor Agreement, to the extent permitted by applicable Gaming Law, the First Lien Agent (or if the Termination Date has occurred, the Agent), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the First Lien Agent (or if the Termination Date has occurred, the Agent) or, if an Event of Default shall have occurred and be continuing and it shall have provided the applicable Pledgor five (5) Business Days prior written notice, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Subject to the Second Lien Intercreditor Agreement, to the extent permitted by applicable Gaming Law, upon the occurrence and during the continuance of an Event of Default, each Pledgor will promptly give to the First Lien Agent (or if the Termination Date has occurred, the Agent) copies of any written notices or other written communications received by it with respect to Pledged Securities registered in the name of such Pledgor. Subject to the Second Lien

Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the First Lien Agent (or if the Termination Date has occurred, the Agent) shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. To the extent permitted by applicable Gaming Law, each Pledgor shall use its commercially reasonable efforts to cause any Restricted Subsidiary that is not a party to this Agreement to comply with a request by the First Lien Agent (or if the Termination Date has occurred, the Agent), pursuant to this Section 2.05, to exchange certificates representing Pledged Securities of such Restricted Subsidiary for certificates of smaller or larger denominations.

SECTION 2.06. Voting Rights; Dividends and Interest, etc.

(a) Unless and until an Event of Default shall have occurred and be continuing and the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) shall have given five (5) Business Days prior written notice to the relevant Pledgors of the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent)’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement and the other Notes Indenture Documents; provided that, except as not prohibited by the Credit Agreement, the Notes Indenture or any Other Second Lien Agreement, such rights and powers shall not be exercised in any manner that would materially and adversely affect the rights and remedies of any of the Agent or the other Secured Parties under this Agreement or any other Notes Indenture Document or the ability of the Secured Parties to exercise the same.

(ii) The Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Notes Indenture Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall be promptly (and in any event within 45 days of their receipt (or such longer time as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) shall permit in its reasonable discretion)) delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent)).

(b) Upon the occurrence and during the continuance of an Event of Default and after five (5) Business Days prior written notice by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) to the relevant Pledgors of the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent)’s intention to exercise its rights hereunder, subject to applicable Gaming Laws, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held for the benefit of the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), for the benefit of the Secured Parties, and shall be promptly delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent)). Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Company has delivered to the Agent a certificate to that effect, the Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after five (5) Business Days prior written notice by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) to the relevant Pledgors of the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent)’s intention to exercise its rights hereunder, subject to applicable Gaming Laws, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Company has delivered to the Agent a certificate to that effect, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Agent under paragraph (a)(ii) of this Section 2.06, shall in each case be automatically reinstated.

(d) Any notice given by the Agent to the Pledgors suspending their rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III.

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations when due, each Pledgor hereby pledges to the Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest, including the following (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash, currency, cash equivalents and Deposit Accounts;

(iv) all Documents;

(v) all Goods and Equipment;

(vi) all Fixtures;

(vii) all General Intangibles and Payment Intangibles;

(viii) all Instruments;

(ix) all Intellectual Property and Intellectual Property Licenses;

(x) all Inventory;

(xi) all Investment Property other than the Pledged Collateral;

(xii) all Letter of Credit Rights;

(xiii) all Commercial Tort Claims for which a claim has been made and such claim is individually in excess of $10,000,000 individually or $30,000,000 in the aggregate, including Commercial Tort Claims described on Schedule II hereto;

(xiv) all books and records pertaining to the Article 9 Collateral; and

(xv) all Mortgaged Vessels (which such Mortgaged Vessels constituting Pledged Mortgaged Vessels on the date hereof shall be listed on Schedule VI) and any other Mortgaged Vessels obtained in the future by such Pledgor, and includes all such Mortgaged Vessels’ engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid (collectively, the “Pledged Mortgaged Vessels”); and

(xvi) to the extent not otherwise included, all Accessions, proceeds, including insurance proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;

Notwithstanding anything to the contrary in this Agreement or any other Notes Indenture Document, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include), and the other provisions of the Notes Indenture Documents and any Other Second Lien Agreement with respect to Collateral need not be satisfied with respect to, the Excluded Property. In addition, for the avoidance of doubt, the provisions of Section 2.15 of the Notes Indenture (as in effect on the date hereof and for long as such provision remains in effect) and Section 5.21 of this Agreement shall apply to all the terms and provisions of this Agreement.

(b) Each Pledgor hereby irrevocably authorizes the Agent at any time and from time to time to file (but the Agent shall not be obligated to file absent written direction of an Issuer and the Trustee) in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property” or words of similar effect. Each Pledgor agrees to provide such information to the Agent promptly upon reasonable request. The Agent is further authorized to file (but shall not be obligated to file absent written direction of an Issuer and the Trustee) with the United States Patent and Trademark Office or United States Copyright Office

(or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor in such Pledgor’s United States registered or pending Patents, Trademarks and Copyrights, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights or any other assets, in each case arising under the laws of a jurisdiction other than the United States.

(c) The Security Interest is granted as security only and shall not subject the Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Agent and the other Secured Parties, after giving effect to the entry of the Confirmation Order and the effectiveness of the Plan of Reorganization, that:

(a) Each Pledgor has good and valid rights in and/or title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except, with respect to all Article 9 Collateral other than Pledged Mortgaged Vessels, where the failure to have such rights and title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full organizational power and authority to grant to the Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person as of the date hereof other than (i) such consent or approval the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (ii) any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Notes Indenture and the schedules thereto or any offering circular related thereto, or in the Senior Lender Documents and the schedules thereto, or after the termination of the Notes Indenture, Senior Lender Documents, and the Second Lien Intercreditor Agreement, in the Other Second Lien Agreements.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Issue Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Agent based upon the information provided to the Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 4 to the Perfection Certificate, subject in all respects to Section 4.13 of the Notes Indenture, and constitute all the filings, recordings, registrations and other actions (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States issued Patents (and United States Patents for which applications are pending), United States registered Trademarks (and United States Trademarks for which registration applications are pending) and United States registered Copyrights (and United States Copyrights for which registration applications are pending)) and actions (together with the payment of all filing fees) as of the Issue Date, that are necessary to establish a legal, valid and perfected security interest in favor of the Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral to the extent the Security Interest may be perfected by such filings, recordings or registrations in the United States (or any political subdivision thereof) and its territories and possessions as of the date hereof and no further filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law, including to the extent such refiling, recording, rerecording, registration or reregistration becomes necessary or advisable following the Issue Date. Each Pledgor represents and warrants that IP Security Agreements executed by the applicable Pledgors containing a description of all Article 9 Collateral consisting of issued United States Patents (and United States Patents for which applications are pending), registered United States Trademarks (and United States Trademarks for which registration applications are pending) and registered United States Copyrights (and United States Copyrights for which registration applications are pending) has been delivered to the Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest (subject to Permitted Liens) in favor of the Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property to the extent a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office (together with the payment of applicable fees) as of the date hereof.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings and actions described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document (together with the payment of applicable fees) in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions (to the extent which perfection may be achieved by such filings, recordings, or registrations (together with the payment of applicable fees)), and (iii) subject to Section 3.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be a second priority security interest, prior to any other Lien on any of the Article 9 Collateral, other than Liens in respect of Senior Lender Claims, and other Permitted Liens.

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. Except to the extent permitted by the Notes Indenture, none of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens and permitted asset sales.

(e) None of the Pledgors holds any Commercial Tort Claim for which a claim has been made individually is in excess of $10,000,000 individually or $30,000,000 in the aggregate as of the Issue Date, except as indicated on the Perfection Certificate.

(f) Schedule V hereto accurately sets forth, as of the date of this Agreement, for each Pledgor, each Deposit Account maintained by such Pledgor constituting Collateral (including a description thereof and the last four digits of the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account.

(g) Schedule VI hereto accurately sets forth, as of the date of this Agreement, for each Pledgor, each Pledged Mortgaged Vessel owned by such Pledgor constituting Collateral (including the official number assigned to such Pledged Mortgaged Vessel by the NVDC).

SECTION 3.03. Covenants.

(a) Each Pledgor agrees promptly (and in any event within 10 days thereof, or such longer period of time as may be agreed by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) to notify the Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly to provide the Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Article 9 Collateral, for the benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Notes Indenture Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Subject to the limitations set forth herein and in the Notes Indenture, each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the second priority security interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 90 days after the date it has been notified by the Agent of the specific identification of such Collateral.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Agent, with ten (10) Business Days prior written notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule IV or adding additional schedules hereto to specifically identify any asset or item that may constitute registered Copyrights (and United States Copyrights for which registration applications are pending), issued Patents (and United States Patents for which applications are pending), registered Trademarks (and United States Trademarks for which registration applications are pending); provided that any Pledgor shall have the right, exercisable within 90 days after it has been notified by the Agent of the specific identification of such Collateral, to advise the Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 90 days after the date it has been notified by the Agent of the specific identification of such Collateral.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Agent, with ten (10) Business Days prior written notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule VI to specifically identify Documented Vessels which become Mortgaged Vessels in accordance with the Credit Agreement; provided that any Pledgor shall have the right, exercisable within 90 days after it has been notified by the Agent of the specific identification of such Collateral, to advise the Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 90 days after the date it has been notified by the Agent of the specific identification of such Collateral.

(d) Subject to the confidentiality restrictions set forth in the Notes Indenture or any Other Second Lien Agreement, following the First Lien Termination Date, and subject to the Second Lien Intercreditor Agreement, after the occurrence of an Event of Default and during the continuance thereof, and upon five (5) Business Days prior written notice, the Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) Following the First Lien Termination Date, and subject to the Second Lien Intercreditor Agreement, at its option, the Agent may, in each case upon ten (10) Business Days prior written notice, discharge any past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and that is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Notes Indenture, each Other Second Lien Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Agent on demand for any reasonable and documented payment made or any reasonable and documented out-of-pocket expense incurred by the Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Agent or any other Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Notes Indenture Documents.

(f) Each Pledgor (rather than the Agent or any other Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Agent and the other Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as not prohibited by the Notes Indenture and any Other Second Lien Agreements. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the material Article 9 Collateral owned by it, except as not prohibited by the Notes Indenture and any Other Second Lien Agreement.

(h) Following the First Lien Termination Date, if requested by the Agent, none of the Pledgors will, without the Agent’s prior written consent (which consent shall not be unreasonably delayed, withheld or conditioned), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and/or consistent with prudent business practices, except as not prohibited by the Notes Indenture and any Other Second Lien Agreement (subject to the Second Lien Intercreditor Agreement).

(i) Each Pledgor irrevocably makes, constitutes and appoints the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) (and all officers, employees or agents designated by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent)) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default and upon five (5) Business Days prior written notice, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Notes Indenture Documents or to pay any premium in whole or part relating thereto, the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent, subject to the Second Lien Intercreditor Agreement) may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, upon ten (10) Business Days prior written notice, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent, subject to the Second Lien Intercreditor Agreement) reasonably deems advisable. All sums disbursed by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) in connection with this Section 3.03(i), including reasonable and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, promptly following written demand, by the Pledgors to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) and shall be additional Secured Obligations secured hereby.

(j) For each Deposit Account (other than (i) any other Deposit Account maintained with the Agent or (ii) any Excluded Account), the respective Pledgor shall cause the bank with which the Deposit Account is maintained to execute and deliver to the Agent within forty-five (45) days after the Issue Date or the establishment of any Deposit Account established after the Issue Date, as applicable, a “control agreement” in form reasonably acceptable to the Agent and such Pledgor. If any bank with which a Deposit Account (other than an Excluded Account) is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Pledgor shall, promptly following the reasonable request of the Agent, close the respective Deposit Account and transfer all balances therein to another Deposit Account meeting the requirements of this Section 3.03(j) within sixty (60) days (as such date may be extended from time to time by the Agent in its reasonable discretion) of such request.

SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Agent to enforce, for the benefit of the Secured Parties, the Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments or Tangible Chattel Paper evidencing an amount in excess of $10,000,000 individually, such Pledgor shall promptly endorse, assign and deliver the same to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), accompanied by such instruments of transfer or assignment duly executed in blank as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) may from time to time reasonably request; provided that the aggregate amount of Instruments and/or Chattel Paper that are not endorsed, assigned and delivered to the Agent shall not exceed $30,000,000 in the aggregate.

(b) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim for which a claim has been made in an amount reasonably estimated to exceed $10,000,000 individually, such Pledgor shall promptly notify the Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent); provided that the aggregate amount of Commercial Tort Claims in which a security interest is not granted to the Agent shall not exceed $30,000,000 in the aggregate.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Notes Indenture, or any Other Second Lien Agreement:

(a) In the exercise of its reasonable business judgment, each Pledgor agrees that it will not knowingly do any act or knowingly omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent material to the normal conduct of such Pledgor’s business from becoming prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps as appropriate in the exercise of its reasonable business judgment with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) In the exercise of its reasonable business judgment, each Pledgor will use commercially reasonable efforts to, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) In the exercise of its reasonable business judgment, each Pledgor will use commercially reasonable efforts to, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use copyright notices as required under applicable copyright laws.

(d) Each Pledgor shall notify the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) promptly if it knows that any Patent, Trademark or Copyright that, in such Pledgor’s reasonable business judgment, is material to the normal conduct of such Pledgor’s business may imminently become abandoned, lost or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments, in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of the United States, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Agent on an annual basis at the time of delivery of financial statements for such year (commencing with the financial statements for the fiscal year ended December 31, 2018) of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) upon the reasonable request of the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), execute and deliver any and all agreements, instruments, documents and papers as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) may reasonably request to evidence the Agent’s Security Interest in such United States federally registered or pending Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment with respect to maintaining and pursuing each material application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain, as appropriate in accordance with its reasonable business judgment, (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows that any Article 9 Collateral consisting of a Patent, Trademark or Copyright that, in such Pledgor’s reasonable business judgment, is material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h) Solely upon and during the continuance of an Event of Default, at the request of the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent), each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the First Lien Agent’s (or, if the First Lien Termination Date has occurred, the Agent’s) sole discretion) the designee of such agent or such agent.

ARTICLE IV.

Remedies

SECTION 4.01. Remedies upon Default. Solely upon the occurrence and during the continuance of an Event of Default, subject to the Second Lien Intercreditor Agreement and applicable Gaming Laws and the notice requirements set forth herein, each Pledgor agrees to deliver each item of Collateral to the First Lien Agent (or, if the First Lien Termination Date has

occurred, the Agent) on demand, and it is agreed that the Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Agent or to license or sublicense (subject to any obligation to maintain the quality of goods and services provided under any Trademark consistent with the quality of such goods and services provided by the Pledgors immediately prior to such Event of Default), whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that consents or waivers thereunder cannot be obtained) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Agent shall have the right, subject to the requirements of applicable law or as otherwise set forth herein, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. The Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to Persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 4.01 the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Agent shall give the applicable Pledgors 10 days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the

Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Agent shall, subject to the Second Lien Intercreditor Agreement including Section 1.01(b) thereof, promptly apply the proceeds, moneys or balances of any collection or sale of Collateral realized through the exercise by the Agent of its remedies hereunder, as well as any Collateral consisting of cash at any time when remedies are being exercised hereunder, as follows:

FIRST, to the payment of all fees and reasonable costs and expenses incurred by the Agent and/or the Notes Trustee in connection with such collection or sale or otherwise in connection with this Agreement, any Notes Indenture Document or any of the Secured Obligations, including all court costs and the reasonable fees and documented out-of-pocket expenses of its agents and legal counsel to the extent required under the Notes Indenture, the repayment of all advances made by the Agent and/or the Notes Trustee hereunder or under any other Notes Indenture Document on behalf of any Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Notes Indenture Document;

SECOND, to the payment in full of the Secured Obligations secured by such Collateral (the amounts so applied to be distributed among the Secured Parties pro rata based on the respective amounts of such Secured Obligations owed to them on the date of any such distribution; and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Agent, with consultation of the Notes Trustee, shall determine the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon the request of the Agent prior to any distribution under this Section 4.02, each Authorized Representative shall provide to the Agent certificates, in form and substance reasonably satisfactory to the Agent, setting forth the representative amounts referred to in this Section 4.02, that each applicable Secured Party or their Authorized Representative believes it is entitled to receive, and the Agent shall be fully entitled to rely on such certificates. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Agent to exercise rights and remedies under this Agreement solely at and during such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to (in the Agent’s sole discretion) a designee of the Agent or the Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense (in each case subject to any obligation to maintain the quality of goods and services provided under any Trademark consistent with the quality of such goods and services provided by the Pledgors immediately prior to such Event of Default and other than in violation of any then-existing licensing arrangements to the extent that consents or waivers thereunder cannot be obtained) any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Agent may be exercised, at the option of the Agent, solely upon the occurrence and during the continuation of an Event of Default after the First Lien Termination Date; provided that any license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Agent may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells.

SECTION 4.05. Agent. The Agent will only be permitted, subject to applicable law, the Second Lien Intercreditor Agreement and the next sentence, to exercise remedies and sell the Collateral at the written direction of the holders of a majority in the aggregate principal amount of the Second Lien Notes and Other Second Lien Obligations as permitted by the Notes Indenture. The Agent shall be authorized to take, but shall not be required to take, and shall in no event have any liability for taking, any delay in taking or the failure to take, such actions with regard to a Default (under and as defined in the Notes Indenture or any Other Second Lien Agreement) or an Event of Default which the Agent, in good faith, believes to be reasonably required to promote and protect the interests of the holders of Second Lien Notes and the holders of Other Second Lien Obligations and to preserve the value of the Collateral. Any action taken or not taken without the vote of any holder of Second Lien Notes or holder of Other Second Lien Obligations with respect to remedies hereunder or under any other Security Documents shall nevertheless be binding on such party.

ARTICLE V.

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Notes Indenture (whether or not then in effect) and all notices to any holder of obligations under any Other Second Lien Agreements, at its address set forth in the Other Second Lien Secured Party Consent, as such address may be changed by written notice to the Agent and the Company. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Company, with such notice to be given as provided in Section 13.02 of the Notes Indenture (whether or not then in effect).

SECTION 5.02. Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Notes Indenture Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Notes Indenture Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.03. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law or regulation (including any Gaming Law or Liquor Law), and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law or regulation (including any Gaming Law or Liquor Law) that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation (including any Gaming Law or Liquor Law).

SECTION 5.04. Binding Effect; Several Agreement . This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Agent and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon such party and the Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Notes Indenture or, after the termination of the Notes Indenture, any Other Second Lien Agreement.

SECTION 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Agent hereunder shall at all times be the same person that is the “Trustee” under the Notes Indenture. Written notice of resignation by the Agent as “Trustee” pursuant to the Notes Indenture shall also constitute notice of resignation as the Agent under this Agreement. Upon the acceptance of any appointment as the “Trustee” under the Notes Indenture by a successor Agent, that successor “Trustee” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent pursuant hereto.

SECTION 5.06. Agent’s Fees and Expenses; Indemnification; Rights of Agent.

(a) The parties hereto agree that the Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 7.07 of the Notes Indenture and the equivalent provision of each Other Second Lien Agreement.

(b) Without limitation of its indemnification obligations under the other Notes Indenture Documents, each Pledgor jointly and severally agrees to indemnify the Agent, the Trustee and their respective officers, directors, employees and agents (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per material jurisdiction) (except the allocated costs of in-house counsels), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement or any other Notes Indenture Document or any agreement or instrument contemplated hereby or thereby the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and other transactions contemplated hereby (including in connection with the appointment of any successor Agent in accordance with the applicable Notes Indenture Documents and in connection with any filings, registrations or any other actions to be taken to reflect the security interest of such successor Agent), (ii) the use of proceeds of the Second Lien Notes or any Other Second Lien Obligations or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or any Pledgor; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (for purpose of this proviso only, each of the Agent, and any other Secured Party shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee), (2) any material breach of any Notes Indenture Document by such Indemnitee, or (3) any claim, actions, settlements, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Company or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, settlements, suits, inquiries, litigation, investigation or proceeding against the Agent or Notes Trustee).

(c) Any such amounts payable as provided hereunder (or under Section 7.07 of the Notes Indenture) shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Notes Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Indenture Document, or any investigation made by or on behalf of the Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(d) Agent has been appointed as “Collateral Agent” hereunder pursuant to the terms of the Notes Indenture and shall be entitled to the benefits of the Notes Indenture Documents. Notwithstanding anything contained herein to the contrary, Collateral Agent may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Collateral, title, right or power deemed necessary for the purposes of such appointment.

(e) Notwithstanding anything to the contrary herein, the following provisions shall govern the Agent’s rights, powers, obligations and duties under this Agreement:

(i) The Agent shall have no duty to act, consent or request any action of the Pledgors or any other Person in connection with this Agreement (including all schedules and exhibits attached hereto) unless the Agent shall have received written direction from the Notes Trustee or the requisite percentage of holders of the Second Lien Notes and Other Second Lien Obligations.

(ii) The Agent shall apply the net proceeds of any action taken by it pursuant to this Agreement, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in the order set forth herein and in the Second Lien Intercreditor Agreement, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

(iii) No Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person (other than the Notes Trustee, subject to clause (xii) below) or to take any other action whatsoever with regard to the Collateral or any part thereof, except to the extent of any such Person’s gross negligence, bad faith or willful misconduct (and other than upon the written direction of the Trustee, subject to clause (xii) below). The powers conferred on the Agent hereunder are solely to protect each Secured Party’s interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Pledgor (or any other Person) for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

(iv) By execution of this Agreement or the other Notes Indenture Documents, as applicable, each of the holders and the Notes Trustee hereby designates and appoints U.S. Bank National Association to act as the Agent under this Agreement and the other Notes Indenture Documents to which it is a party, and hereby authorizes the Agent to take such actions on its behalf under the provisions of this Agreement and such other Notes Indenture Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Notes Indenture Documents to which the Agent is a party and U.S. Bank National Association accepts such appointment. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Notes Indenture Document, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement or such other Notes Indenture Documents to which it is a party and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against the Agent.

(v) The Agent shall not be deemed to be in a relationship of trust or confidence with the First Lien Agent, any Secured Party, or any other Person (including any beneficiary under the Second Lien Intercreditor Agreement or any other intercreditor agreement entered into in connection with the transactions contemplated hereunder), and shall not owe any fiduciary, trust or other special duties to such parties. The parties hereto acknowledge that the Agent’s duties do not include any discretionary authority, determination, control or responsibility with respect to any Notes Indenture Documents or any Collateral, notwithstanding any rights or discretion that may be granted to the Agent in such Notes Indenture Documents. The provisions of this Agreement, including, without limitation those provisions relating to the rights, duties, powers, privileges, protections and indemnification of the Agent shall apply with respect to any actions taken or not taken by the Agent under any Notes Indenture Documents.

(vi) Notwithstanding anything herein to the contrary, in no event shall the Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction received from any party to this Agreement or any other Notes Indenture Documents. In no event shall the Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.

(vii) Neither the Agent nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any of the Notes Indenture Documents (except for its gross negligence, bad faith or willful misconduct), or (b) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement or any of the other Notes Indenture Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any of the Notes Indenture Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Notes Indenture Documents or for any failure of the Pledgors or any other Person to perform their obligations hereunder and thereunder. The Agent shall not be under any obligation to any Person to ascertain or to inquire as to (a) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Notes Indenture Documents or to inspect the properties, books or records of the Pledgors, (b) whether or not any representation or warranty made by any Person in connection with this Agreement or any Notes Indenture Documents is true, (c) the performance by any Person of its obligations under this Agreement or any of the Notes Indenture Documents or (d) the breach of or default by any Person of its obligations under this Agreement or any of the Notes Indenture Documents.

(viii) The Agent shall be authorized to but shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral. Each Pledgor authorizes the Agent to use the collateral description “all personal property of debtor” or “all assets of the debtor, whether now existing or hereafter acquired” or words of similar effect in any such financing statements.

(ix) The Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by Collateral Agent in good faith, except to the extent of Collateral Agent’s gross negligence or willful misconduct.

(x) The Agent shall not be responsible for, nor incur any liability with respect to, (a) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Agreement or any of the other Notes Indenture Documents, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Agent, (b) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (c) the validity of the title of the Pledgors to the Collateral, (d) insuring the Collateral or (e) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.

(xi) Notwithstanding anything in this Agreement or any of the Notes Indenture Documents to the contrary, (a) in no event shall the Agent or any officer, director, employee, representative or agent of the Agent be liable under or in connection with this Agreement or any of the Notes Indenture Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (b) the Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement and in all of the other Notes Indenture Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Notes Indenture Document. In no event shall the Agent be obligated to invest any amounts received by it hereunder.

(xii) The Agent shall be entitled conclusively to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, email, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel, independent accountants and other experts selected by the Agent and need not investigate any fact or matter stated in any such document. Any such statement of legal counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Notes Indenture Document (a) if such action would, in the reasonable opinion of Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Notes Indenture Documents, (b) if such action is not provided for in this Agreement or any of the other Notes Indenture Documents, (c) if, in connection with the taking of any such action hereunder or under any of the Notes Indenture Documents that would constitute an exercise of remedies hereunder or under any of the Notes Indenture Documents it shall not first be indemnified to its satisfaction by the holders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (d) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the holders or the Pledgors funds equal to the amount payable. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the other Notes Indenture Documents in accordance with a request of the requisite percentage of holders of the Second Lien Notes or Other Second Lien Obligations, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other holders and the Notes Trustee.

(xiii) The Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Agent has received a written notice or a certificate from the Pledgors stating that a Default has occurred. The Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement or any of the Notes Indenture Documents shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or any of the other Notes Indenture Documents. The Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including, if applicable, an advance of moneys necessary to take the action requested. The Agent shall be under no obligation or duty to take any action under this Agreement or any of the other Notes Indenture Documents or otherwise if taking such action (a) would subject Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (b) would require the Agent to qualify to do business in any jurisdiction where it is not then so qualified.

(xiv) Each Pledgor agrees to pay, and to save the Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement or any other Notes Indenture Document.

(xv) The agreements in this Article 5 shall survive repayment of the Notes Obligations, the Other Second Lien Obligations or all other amounts payable under the Notes Indenture Documents, the termination of the Notes Indenture Documents and the resignation or removal of the Agent.

(xvi) The rights, privileges, protections immunities and indemnities contained in the Notes Indenture in favor of the Notes Trustee shall apply to the Agent’s acceptance and administration of the Notes Indenture Documents and shall be deemed to be incorporated by reference herein, except that any references to negligence as they relate to the Notes Trustee shall be deemed to mean gross negligence as they relate to the Agent.

SECTION 5.07. Agent Appointed Attorney-in-Fact. Subject to the terms of the Second Lien Intercreditor Agreement, each Pledgor hereby appoints the Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest until the earlier of (a) payment in full in cash of the Secured Obligations (in each case other than obligations backstopped by letters of credit, contingent or unliquidated obligations or liabilities not then due) and (b) upon the termination and release of the pledges made by the Pledgors herein and all other security interests granted hereby. Without limiting the generality of the foregoing, subject to applicable Gaming Laws and the Second Lien Intercreditor Agreement, the Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 5.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.09. Waivers; Amendment.

(a) No failure or delay by the Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Notes Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Agent and any other Secured Party hereunder and under the other Notes Indenture Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

(b) This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without effecting the obligations of any other party hereunder. Except at provided in Section 5.16, neither this Agreement nor any provision hereof may be waived, amended or modified except as provided in the Notes Indenture or any Other Second Lien Agreement applicable to the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, and, by each other Authorized Representative to the extent required by (and in accordance with) such Notes Indenture or other applicable Other Second Lien Agreement, or, in each case, as otherwise provided in the Notes Indenture or the Second Lien Intercreditor Agreement.

(c) For the purpose of Section 5.09(b) above, the Agent shall be entitled to rely upon (i) written confirmation from the agent managing the solicitation of consents and a certificate signed by an Officer of the Issuer, provided by the Trustee, as to the receipt of valid consents from the holders of at least a majority in aggregate principal amount of all outstanding Second Lien Notes to amend this Agreement (or two-thirds in aggregate principal amount of all outstanding Second Lien Notes if required by Section 9.02 of the Notes Indenture), and (ii) any document believed by it to be genuine and to have been signed or presented by the proper person and the Agent need not investigate any fact or matter stated in the document. At any time that the Issuers desire that this Agreement be amended as provided in Section 5.09(b) above, the Issuers shall deliver to the Agent a certificate signed by an Officer of the Issuers stating that the amendment of this Agreement is permitted pursuant to Section 5.09(b) above. If requested by the Agent (although the Agent shall have no obligation to make any such request), the Issuers shall furnish appropriate legal opinions (from counsel reasonably acceptable to the Agent) to the effect set forth in the immediately preceding sentence. Such officers’ certificate and legal opinion will contain the statements required by Section 9.06 of the Notes Indenture. If requested by the Agent (although the Agent shall have no obligation to make any such request), the Issuers shall furnish to the Agent copies of officers’ certificates and legal opinions delivered to the Trustee in connection with any amendment to the Notes Indenture affecting the operation of this Section 5.09. The Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificates or opinions.

(d) Notwithstanding anything in this Agreement or any Security Document to the contrary, the First Lien Agent (of, if the Termination Date has occurred, the Agent) may, in its sole discretion grant extensions of time for or waivers of the satisfaction of any of the requirements under Sections 3.01, 3.03, 3.04 and 3.05 or any Security Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of the Issuers by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Notes Indenture Document.

SECTION 5.10. WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTES INDENTURE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Severability . In the event any one or more of the provisions contained in this Agreement or in any other Notes Indenture Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.12. Counterparts . This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 5.13. Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.14. Jurisdiction; Consent to Service of Process .

(a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Notes Indenture Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Notes Indenture Document in any New York State or federal court of the United States of America sitting in New York County, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement, any other Notes Indenture Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.15. Termination or Release.

(a) (i) This Agreement and the pledges made by the Pledgors herein, the Security Interest and all other security interests granted by the Pledgors hereby, and all other Security Documents securing the Secured Obligations shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors, as of the date when all the Secured Obligations (other than backstopped letters of credit, contingent or unliquidated obligations or liabilities not then due and any other obligations that, by the terms of the Notes Indenture or any Other Second Lien Agreements, are not required to be paid in full prior to termination and release of the Collateral) have been paid in full in cash; and (ii) this Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby, and all other Security Documents securing the Secured Obligations, shall automatically terminate as of the date when the holders of at least two thirds in aggregate principal amount of the Second Lien Notes issued under the Notes Indenture consent to the termination of this Agreement, such termination to include, without limitation, the termination of the pledge of the Pledged Collateral and the Security Interest.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction not prohibited by the Notes Indenture and any Other Second Lien Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary or otherwise ceases to be a Pledgor, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Subsidiary Party.

(c) (i) Upon any sale or other transfer by any Pledgor of any Collateral that is not prohibited by the Notes Indenture and any Other Second Lien Agreement to any Person that is not a Pledgor (including in connection with an event of loss), (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Article IX of the Notes Indenture and any equivalent provision of any applicable Other Second Lien Agreement (in each case, to the extent required thereby), or (iii) as otherwise may be provided in the Second Lien Intercreditor Agreement, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(d) In respect of any property and assets securing Senior Lender Claims, the security interest hereunder and in any other Security Document securing the Secured Obligations in such property and assets shall be automatically released upon the release of the security interests securing such assets or property securing any Senior Lender Claims, other than in connection with a Discharge of Senior Lender Claims; and

(e) A Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral shall be automatically released, in each case, upon the occurrence of any of the circumstances set forth in Section 11.04 of the Notes Indenture without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Pledgor.

(f) Solely with respect to any Other Second Lien Obligations, a Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral shall be automatically released, in each case, upon the occurrence of any of the circumstances set forth in any applicable provision of any applicable Other Second Lien Agreement governing such Other Second Lien Obligations, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to any applicable Pledgor.

(g) If any Collateral shall become subject to the release provisions set forth in Section 5.1 of the Second Lien Intercreditor Agreement, the lien created hereunder on such Collateral shall be automatically released to the extent (and only to the extent) provided therein.

(h) In connection with any termination or release pursuant to this Section 5.15 or Section 11.04 of the Notes Indenture, the Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.15 shall be without recourse to or warranty by the Agent. In connection with any release pursuant to this Section 5.15, the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release (forms of which shall be reasonably acceptable to the Agent) prepared by the Issuers pursuant to this Section 5.15, the Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement. The Pledgors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Agent (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.

SECTION 5.16. Additional Subsidiaries . Upon execution and delivery by the Agent and any Restricted Subsidiary that is required or permitted to become a party hereto by Section 4.11 of the Notes Indenture or by any Other Second Lien Agreement of an instrument substantially in the form of Exhibit I hereto (or another instrument reasonably satisfactory to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Agent) and the Issuers), subject to applicable Gaming Laws, such subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 5.17. Subject to Second Lien Intercreditor Agreement . Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to Wilmington Trust, National Association, as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the Collateral Agreement (First Lien), dated as of October 6, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time), from the “Pledgors” referred to therein, in favor of Wilmington Trust, National Association, as collateral agent for the secured parties referred to therein and subject to the Second Lien Intercreditor Agreement and (ii) the exercise of any right or remedy by the Agent hereunder is subject to the limitations and provisions of the Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Second Lien Intercreditor Agreement shall govern.

SECTION 5.18. Senior Collateral Documents . The Agent acknowledges and agrees, on behalf of itself and any other Secured Party, that any provision of this Agreement to the contrary notwithstanding, until the First Lien Termination Date, the Pledgors shall not be required to act or refrain from acting pursuant to the Security Documents or with respect to any Collateral on which the First Lien Agent has a Lien superior in priority to the Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the Senior Lender Documents.

SECTION 5.19. Compliance with Gaming Laws . Notwithstanding anything to the contrary set forth in this Agreement or any other Notes Indenture Document, the Agent, on behalf of the Secured Parties, acknowledges and agrees that:

(a) the pledge of the Pledged Stock of any Pledgor that is a licensee or registered holding company under the Gaming Laws applicable in the State of Nevada (“Nevada Gaming Laws”) (any such entity, a “Nevada Licensee”), pursuant to this Agreement or any other Notes Indenture Document, will not be effective without the prior approval of the Gaming Authorities having jurisdiction in Nevada (the “Nevada Gaming Authorities”), to the extent required by applicable law, and no certificates evidencing any such Pledged Stock may be delivered to the First Lien Agent or the Agent until such approval has been obtained. Furthermore, no amendment of this Agreement shall be effective until any approvals required from the Nevada Gaming Authorities under the Nevada Gaming Laws have been obtained;

(b) in the event that Agent exercises one or more of the remedies set forth in this Agreement with respect to the Pledged Stock of any Nevada Licensee, including, without limitation, the foreclosure, transfer, sale, distribution or other disposition of any interest therein (except back to the applicable Pledgor), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in such Pledged Stock, such action will require the separate and prior approval of the Nevada Gaming Authorities or the licensing of the Agent or any transferee thereof unless such licensing requirement is waived thereby;

(c) the Agent, and any custodial agent of Agent in the State of Nevada, will be required to comply with the conditions, if any, imposed by the Nevada Gaming Authorities in connection with their approval of the pledge granted hereunder, including, without limitation, requirements that the Agent or its custodial agent maintain the certificates evidencing the Pledged Stock of Nevada Licensees at a location in Nevada provided to the Nevada Gaming Authorities, and that the Agent or its custodial agent permit agents or employees of the Nevada Gaming Authorities to inspect such certificates upon request during normal business hours;

(d) neither the Agent nor any custodial agent of the Agent will be permitted to surrender possession of any Pledged Stock of Nevada Licensees to any Person other than the applicable Pledgor thereof without the prior approval of the Nevada Gaming Authorities or as otherwise permitted by the Gaming Laws;

(e) any approval of the Nevada Gaming Authorities of this Agreement, or any amendment hereto, does not constitute approval, either express or implied, of the Agent to take any actions provided for in this Agreement, for which separate approval by the Nevada Gaming Authorities may be required by the Gaming Laws;

(f) the Agent, the Secured Parties and their respective successors and assigns are subject to being called forward by the Nevada Gaming Authorities in their sole and absolute discretion, for licensing or a finding of suitability in order to remain entitled to the benefits of this Agreement and any other Notes Indenture Documents; and

(g) in the event the Agent, on behalf of the Secured Parties, exercises one or more of the remedies set forth in this Agreement with respect to Article 9 Collateral consisting of gaming devices, mobile gaming systems, interactive gaming systems, cashless wagering systems and associated equipment (as those terms are defined in the Gaming Laws), including, but not limited to, the foreclosure, transfer, sale, distribution or other disposition of such Collateral, such exercise of remedies may require the separate and prior approval of the Nevada Gaming Authorities or the licensing of the Agent or any transferee thereof pursuant to the Gaming Laws.

SECTION 5.20. Other Second Lien Obligations . On or after the date hereof and so long as such obligations are not prohibited to be incurred under the Notes Indenture and any Other Second Lien Agreement then in effect, the Company may from time to time designate obligations in respect of Indebtedness to be secured on a pari passu basis with the then outstanding Secured Obligations as Other Second Lien Obligations hereunder by delivering to the Agent and each Authorized Representative (a) a certificate signed by a Responsible Officer of the Company (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Other Second Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Other Second Lien Obligations are not prohibited by the terms of the Notes Indenture and any Other Second Lien Agreement then in effect and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Other Second Lien Secured Party Consent (in the form attached as Exhibit III). The Agent and each Authorized

Representative agree that upon the satisfaction of all conditions set forth in the preceding sentence, (x) the Agent shall act as agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Other Second Lien Obligations, and (y) the Agent and each Authorized Representative agree to the appointment, and acceptance of the appointment, of the Agent as agent for the holders of such Other Second Lien Obligations as set forth in each Other Second Lien Secured Party Consent and agree, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and the Second Lien Intercreditor Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new Secured Obligations to this Agreement.

SECTION 5.21. Application of Gaming Laws .

(a) Notwithstanding anything herein to the contrary, this Agreement and any Other Second Lien Agreement are subject to Gaming Laws and Liquor Laws. Without limiting the foregoing, the Secured Parties acknowledge that (i) they are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and any Other Second Lien Agreements, including with respect to the Collateral (including the pledge and delivery of the Pledged Collateral), the Mortgaged Properties and the ownership and operation of facilities may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals), if any, are obtained from the relevant Gaming Authorities and Liquor Authorities.

(b) The Agent and the other Secured Parties agree to reasonably cooperate with all Gaming Authorities and Liquor Authorities in connection with the provision in a timely manner of such documents or other information as may be requested by such Gaming Authorities and Liquor Authorities relating to the Second Lien Notes or other Notes Indenture Documents;

(c) If during the existence of an Event of Default hereunder or any of the other Notes Indenture Documents it shall become necessary or, in the opinion of the Agent (or Notes Trustee in consultation with the Agent), advisable for an agent, supervisor, receiver or other representative of the Agent, Trustee and/or holders to become licensed or found suitable under any Gaming Law as a condition to receiving the benefit of any Collateral encumbered by the Security Documents or to otherwise enforce the rights of the Secured Parties under the Security Documents, the Issuers hereby agree to consent to the application for such license or qualification and to execute such further documents as may be required in connection with the evidencing of such consent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BALLY’S ATLANTIC CITY LLC;
BILOXI HAMMOND, LLC;
BLUEGRASS DOWNS PROPERTY OWNER LLC;
CAESARS ATLANTIC CITY LLC;
GRAND BILOXI LLC;
HARRAH’S BOSSIER CITY LLC;
HARRAH’S COUNCIL BLUFFS LLC;
HARRAH’S LAKE TAHOE LLC;
HARRAH’S METROPOLIS LLC;
HARRAH’S RENO LLC;
HARVEY’S LAKE TAHOE LLC;
HORSESHOE BOSSIER CITY PROP LLC;
HORSESHOE COUNCIL BLUFFS LLC;
HORSESHOE SOUTHERN INDIANA LLC;
HORSESHOE TUNICA LLC;
MISCELLANEOUS LAND LLC;
NEW HARRAH’S NORTH KANSAS CITY LLC;
NEW HORSESHOE HAMMOND LLC;
NEW TUNICA ROADHOUSE LLC;
PROPCO GULFPORT LLC;
PROPCO TRS LLC;
VEGAS DEVELOPMENT LLC;
VEGAS OPERATING PROPERTY LLC;
VICI FC INC.; and
VICI PROPERTIES 1 LLC, each as a Pledgor

By:	/s/ Mary E. Higgins
Name: Mary E. Higgins
Title: Vice President

[Signature Page to Collateral Agreement (Second Lien)]

UMB BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Gavin Wilkinson
Name: Gavin Wilkinson
Title: Senior Vice President

[Signature Page to Collateral Agreement (Second Lien)]

Schedule I

to the Collateral Agreement (Second Lien)

Subsidiary Parties

Legal Name	Type of Entity	Jurisdiction of Organization
Bally’s Atlantic City LLC	Limited Liability Company	Delaware
Biloxi Hammond, LLC	Limited Liability Company	Delaware
Bluegrass Downs Property Owner LLC (f/k/a Bluegrass Downs LLC)	Limited Liability Company	Delaware
Caesars Atlantic City LLC	Limited Liability Company	Delaware
Grand Biloxi LLC	Limited Liability Company	Delaware
Harrah’s Bossier City LLC	Limited Liability Company	Louisiana
Harrah’s Council Bluffs LLC	Limited Liability Company	Delaware
Harrah’s Lake Tahoe LLC	Limited Liability Company	Delaware
Harrah’s Metropolis LLC	Limited Liability Company	Delaware
Harrah’s Reno LLC	Limited Liability Company	Delaware
Harvey’s Lake Tahoe LLC	Limited Liability Company	Delaware
Horseshoe Bossier City Prop LLC	Limited Liability Company	Louisiana
Horseshoe Council Bluffs LLC	Limited Liability Company	Delaware
Horseshoe Southern Indiana LLC	Limited Liability Company	Delaware
Horseshoe Tunica LLC	Limited Liability Company	Delaware
Miscellaneous Land LLC	Limited Liability Company	Delaware
New Harrah’s North Kansas City LLC	Limited Liability Company	Delaware
New Horseshoe Hammond LLC	Limited Liability Company	Delaware
New Tunica Roadhouse LLC	Limited Liability Company	Delaware
Propco Gulfport LLC (f/k/a Gulfport LLC)	Limited Liability Company	Delaware
Propco TRS LLC	Limited Liability Company	Delaware
Vegas Development LLC	Limited Liability Company	Delaware
Vegas Operating Property LLC	Limited Liability Company	Delaware
VICI FC Inc. (f/k/a Rubicon FC Inc.)	Corporation	Delaware

Schedule II

to the Collateral Agreement (Second Lien)

Commercial Tort Claims

None.

Schedule III

to the Collateral Agreement (Second Lien)

Pledged Stock; Pledged Debt Securities

Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/ Interest	Percent Pledged
VICI FC Inc.	VICI Properties 1 LLC	2	1,000 shares of common stock	100%
Propco TRS LLC	VICI Properties 1 LLC	N/A	N/A	100%
Harrah’s Joliet Landco LLC	VICI Properties 1 LLC	N/A	N/A	80%
Horseshoe Southern Indiana LLC	VICI Properties 1 LLC	N/A	N/A	100%
Bally’s Atlantic City LLC	VICI Properties 1 LLC	N/A	N/A	100%
Biloxi Hammond, LLC	Grand Biloxi LLC	N/A	N/A	100%
Bluegrass Downs Property Owner LLC	VICI Properties 1 LLC	N/A	N/A	100%
Caesars Atlantic City LLC	VICI Properties 1 LLC	N/A	N/A	100%
Grand Biloxi LLC	VICI Properties 1 LLC	N/A	N/A	100%
Harrah’s Bossier City LLC	VICI Properties 1 LLC	N/A	N/A	100%
Harrah’s Council Bluffs LLC	VICI Properties 1 LLC	N/A	N/A	100%
Harrah’s Lake Tahoe LLC	VICI Properties 1 LLC	N/A	N/A	100%
Harrah’s Metropolis LLC	VICI Properties 1 LLC	N/A	N/A	100%
Harrah’s Reno LLC	VICI Properties 1 LLC	N/A	N/A	100%
Harvey’s Lake Tahoe LLC	VICI Properties 1 LLC	N/A	N/A	100%
Horseshoe Bossier City Prop LLC	VICI Properties 1 LLC	N/A	N/A	100%
Horseshoe Council Bluffs LLC	VICI Properties 1 LLC	N/A	N/A	100%
Horseshoe Tunica LLC	VICI Properties 1 LLC	N/A	N/A	100%
Miscellaneous Land LLC	VICI Properties 1 LLC	N/A	N/A	100%
New Harrah’s North Kansas City LLC	VICI Properties 1 LLC	N/A	N/A	100%
New Horseshoe Hammond LLC	VICI Properties 1 LLC	N/A	N/A	100%
New Tunica Roadhouse LLC	VICI Properties 1 LLC	N/A	N/A	100%
Propco Gulfport LLC (f/k/a Gulfport LLC)	VICI Properties 1 LLC	N/A	N/A	100%
Vegas Development LLC	VICI Properties 1 LLC	N/A	N/A	100%
Vegas Operating Property LLC	VICI Properties 1 LLC	N/A	N/A	100%

Debt Securities

None.

Schedule IV

to the Collateral Agreement (Second Lien)

Intellectual Property

Trademarks

None.

Copyrights

None.

Patents

None.

Schedule V

to the Collateral Agreement (Second Lien)

Deposit Accounts

On file with the Company.

Schedule VI

to the Collateral Agreement (Second Lien)

Pledged Mortgaged Vessels

Vessel Name	Vessel Owner	Official Number
Glory of Rome	Horseshoe Southern Indiana LLC	1059435
King of the Red	Horseshoe Bossier City Prop LLC	1061968
Weeks 299	New Tunica Roadhouse LLC	296967
Horseshoe Casino & Hotel	Horseshoe Tunica LLC	1028100

Exhibit I

to the Collateral Agreement (Second Lien)

SUPPLEMENT NO. dated as of                      (this “Supplement”), to the Collateral Agreement (Second Lien) dated as of October 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), by and among VICI Properties 1 LLC, a Delaware limited liability company (“VICI Properties”), VICI FC Inc., a Delaware corporation (“Finco”, and collectively with VICI Properties, the “Issuers”), each Subsidiary of the Issuers listed on Schedule I to the Collateral Agreement and each Subsidiary of the Issuers that becomes a party hereto (each, a “Subsidiary Party”) and UMB Bank, National Association, as Collateral Agent (in such capacity, the “Agent”) for the Secured Parties (as defined therein).

A. Reference is made to (i) the Indenture, dated as of October 6, 2017 (as amended, restated, refinanced, replaced, extended, supplemented or otherwise modified from time to time, the “Notes Indenture”), among the Issuers, UMB Bank, National Association (“UMB”), as trustee (together with its successors and permitted assigns in such capacity, the “Notes Trustee”), and the other parties party thereto, and (ii) the Second Lien Intercreditor Agreement, dated as of October 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Intercreditor Agreement”), by and among Wilmington Trust, National Association, as Credit Agreement Agent (as defined therein) and Credit Agreement Agent, UMB, as Initial Other First Priority Lien Obligations Agent (as defined therein) and UMB as the Trustee (as defined therein), and the other parties party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Notes Indenture and the Collateral Agreement referred to therein.

C. The Pledgors have entered into the Collateral Agreement in order to induce the holders of the Second Lien Notes to hold the Second Lien Notes, and the holders of any other Secured Obligations to make extensions of credit under the applicable Notes Indenture Documents, as applicable. Section 5.16 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Notes Indenture to become a Subsidiary Party under the Collateral Agreement. Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party and Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, subject to any approvals required under Gaming Laws, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Agent, for the benefit of the Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary (except as otherwise provided in clause (iii) of the definition of Pledgor to the extent applicable). The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Stock and Pledged Debt Securities of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all Intellectual Property constituting United States registered Trademarks, Patents and Copyrights, (c) set forth on Schedule III attached hereto is a true and correct schedule of Commercial Tort Claims for which a claim has been made and such claim is individually in excess of $10,000,000 individually or $30,000,000 in the aggregate and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and organizational ID number.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Collateral Agreement) be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of counsel for the Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:
Legal Name:
Jurisdiction of Formation:

UMB BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Schedule I

to Supplement No.      to the

to the Collateral Agreement (Second Lien)

Pledged Collateral of the New Subsidiary

Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/ Interest	Percent Pledged

Debt Securities

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged [Y/N]

Other Property

Schedule II

to Supplement No.      to the

to the Collateral Agreement (Second Lien)

Intellectual Property of the New Subsidiary

Exhibit II

to the Collateral Agreement (Second Lien)

Form of Perfection Certificate

See Attached

Exhibit III

to the Collateral Agreement (Second Lien)

[Form of]

OTHER SECOND LIEN SECURED PARTY CONSENT

[Name of Other Second Lien Secured Party]

[Address of Other Second Lien Secured Party]

[Date]

The undersigned is the Authorized Representative for Persons wishing to become Secured Parties (the “New Secured Parties”) under the Collateral Agreement (Second Lien) dated and effective as of October 6, 2017 (as heretofore amended and/or supplemented, the “Collateral Agreement” (terms used without definition herein have the meanings assigned to such term by the Collateral Agreement)) among VICI Properties 1 LLC, a Delaware limited liability company (“VICI Properties”), VICI FC Inc., a Delaware corporation (“Finco”, and collectively with VICI Properties, the “Issuers”), each Subsidiary of the Issuers listed on Schedule I to the Collateral Agreement and each Subsidiary of the Issuers that becomes a party thereto (each, a “Subsidiary Party”) and UMB Bank, National Association, as Collateral Agent (in such capacity, the “Agent”) for the Secured Parties (as defined therein).

In consideration of the foregoing, the undersigned hereby:

(iv) represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Collateral Agreement and, if applicable, the Second Lien Intercreditor Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Parties;

(v) acknowledges that the Authorized Representative received a copy of the Security Documents and the Second Lien Intercreditor Agreement;

(vi) appoints and authorizes the Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Security Documents and Second Lien Intercreditor Agreement as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental or related thereto;

(vii) accepts and acknowledges the terms of the Collateral Agreement and the Second Lien Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as

Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Other Second Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof (including, without limitation, Section 2.02(b) thereof) as fully as if it had been a Secured Party on the effective date of the Second Lien Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Security Documents and the Second Lien Intercreditor Agreement shall be as follows:

[Address]

(viii) confirms the authority of the Agent to enter into such agreements on its behalf and on behalf of the New Secured Parties and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to it and the New Secured Parties as fully as if it had been a party to each such agreement on behalf of itself and the New Secured Parties.

The Agent, by acknowledging and agreeing to this Other Second Lien Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS OTHER SECOND LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit IV

to the Collateral Agreement (Second Lien)

Form of Intellectual Property Security Agreement

See Attached.

Form of Intellectual Property Security Agreement (Second Lien)

[FORM OF] [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT dated as of [DATE] (this “Agreement”), made by [ • ], a [ • ] [ • ] (the “Pledgor”), in favor of [                    ], as Collateral Agent (as defined below).

Reference is made to the Collateral Agreement (Second Lien) dated as of October 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among VICI Properties 1 LLC, a Delaware limited liability company (“VICI Properties”), VICI FC Inc., a Delaware corporation (“Finco”, and collectively with VICI Properties, the “Issuers”), each Subsidiary of the Issuers listed on Schedule I to the Collateral Agreement and each Subsidiary of the Issuers that becomes a party thereto (each, a “Subsidiary Party”) and UMB Bank, National Association, as collateral agent (together with its successors and assigns in such capacity, the “Agent”) for the Secured Parties (as defined therein). The parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment and performance, as the case may be, in full of the Secured Obligations when due, each Pledgor pursuant to the Collateral Agreement did, and hereby does, grant to the Agent, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in or to any and all of the following assets now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “IP Collateral”):

[(i) all Patents, including those listed on Schedule I;]

[(ii) all Copyrights, including those listed on Schedule II;]

[(iii) all Trademarks, including those listed on Schedule III;

provided, however, that the foregoing pledge, assignment and grant of security interest will not cover any Excluded Property, including any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) or 1(d) of the Lanham Act has been filed with and accepted by the United States Patent and Trademark Office.]

SECTION 3. Collateral Agreement. The security interests granted to the Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Agent pursuant to the Collateral Agreement. Each Pledgor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the IP Collateral are more fully set forth in the Collateral Agreement. The terms and provisions of the Collateral Agreement are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in two or more counterparts, including by means of facsimile or via electronic mail, each of which shall constitute an original and all of which shall together constitute one and the same document.

SECTION 5. Governing Law. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[Name of Pledgor]

By:
Name:
Title:

UMB BANK, NATIONAL ASSOCIATION as Collateral Agent

By:
Name:
Title:

By:
Name:
Title: